Exhibit 99.1

GROWOP TECHNOLOGY LTD.

INDEX

		Page Number

PART 1 - FINANCIAL INFORMATION

Item 1	Financial Statements:

	Balance Sheets
	- September 30, 2011 (unaudited) and December 31, 2010	2

	Statements of Operations
	- Nine months ended September 30, 2011 (unaudited) and Inception to December 31, 2010	3

	Statement of Stockholders’ Equity
	- Nine months ended September 30, 2011 (unaudited) and Inception to December 31, 2010	4

	Statements of Cash Flows
	- Nine months ended September 30, 2011 (unaudited) and Inception to December 31, 2010	5

	Notes to Condensed Consolidated Financial Statements	7 - 18

To the Board of Directors and Stockholders of GrowOp Technology Ltd.

We have audited the accompanying balance sheet of GrowOp Technology Ltd. for the period from March 16, 2010 (inception) through December 31, 2010, and the related statements of operations, stockholders' equity, and cash flows for the period from March 16, 2010 (inception) through December 31, 2010. GrowOp Technology Ltd.'s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of GrowOp Technology Ltd. as of December 31, 2010, and the results of its operations and its cash flows for the period from March 16, 2010 (inception) through December 31, 2010 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed further in Note 2, the Company has incurred significant losses. The Company's viability is dependent upon its ability to obtain future financing and the success of its future operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plan in regard to these matters is also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Tarvaran, Askelson & Company,
LLP Laguna Niguel, California
February 6, 2012

GROWOP TECHNOLOGY LTD.
CONDENSED BALANCE SHEETS

	(Unaudited)
	September 30,	December 31,
	2011	2010
Assets
Current Assets:
Cash	$22,706	$62,171
Accounts receivable, net	38,006	4,722
Inventories, net	349,730	214,660
Current portion of notes receivable	36,441	4,534
Prepaid inventory	270,078	-
Total Current Assets	716,961	286,087
Property and equipment, net	56,743	39,644
Note receivable, net of current portion	-	9,701
Deposits	5,000	5,000
Total Assets	$778,704	$340,432

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable and accrued expenses	$78,277	$43,351
Note payable	250,000	100,000
Due to officers	231,292	128,792
Total Current Liabilities	559,569	272,143

Commitment and Contingencies	-	-

Stockholders’ Equity
Preferred stock, Par value $0.001; authorized 25,000,000 shares; issued and outstanding -0-	-	-
Common stock, Par value $0.001; authorized 100,000,000 shares; issued and outstanding 3,306,400 and 2,783,800 shares as of September 30, 2011 and December 31, 2010, respectively	3,306	2,784
Additional paid-in capital	1,401,219	645,491
Accumulated Deficit	(1,185,390)	(579,986)
Total Stockholders’ Equity	219,135	68,289

Total Liabilities and Stockholders’ Equity	$778,704	$340,432

The accompanying notes are an integral part of the condensed consolidated financial statements.

GROWOP TECHNOLOGY LTD.
CONDENSED STATEMENTS OF OPERATIONS

	(Unaudited)	Inception March 16, 2010 To
	September 30,2011	December31,2010

Total Revenues	$630,329	$573,794
Cost of Goods Sold	440,310	689,818
	190,019	(116,024)
Selling, general and administrative expenses	776,185	461,989
Loss from operations	(586,166)	(578,013)

Other Income (Expenses)
Interest Expense	(18,438)	(1,973)
Total Other Income (Expense)	(18,438)	(1,973)
Loss before Provision of Income Taxes	(604,604)	(579,986)
Provision for income taxes	800	-

Net Loss applicable to common shareholders	$(605,404)	$(579,986)

Net Loss per Common Share Basic and Diluted	$(0.20)	$(0.23)

Weighted Average Number of Common Shares Outstanding - Basic and Diluted	3,057,139	2,576,959

The accompanying notes are an integral part of the condensed consolidated financial statements.

GROWOP TECHNOLOGY LTD.
CONDENSED STATEMENT OF STOCKHOLDERS’ EQUITY

				Additional
	Common Stock			Paid-In	Accumulated
	Shares	Amount	Warrants	Capital	Deficit	Total
Balance, March 16, 2010, Inception	-	$-	-	$-	$-	$-

Common Stock issued to founders	2,265,000	2,265	-	(2,265)	-	-

Sale of Common Stock	518,800	519	-	647,756	-	648,275

Issuance of Warrants	-	-	518,800	-	-	-

Net (Loss)	-	-	-	-	(579,986)	(579,986)

Balance December 31, 2010	2,783,800	2,784	518,800	645,491	(579,986)	68,289

Sale of Common Stock (Unaudited)	512,600	512	-	715,238	-	715,750

Issuance of Warrants	-	-	512,600	28,000	-	28,000

Issuance of Common Stock for interest expense	10,000	10	-	12,490	-	12,500

Net (Loss) (Unaudited)	-	-	-	-	(605,404)	(605,404)

Balance September 30, 2011 (Unaudited)	3,306,400	$3,306	1,031,400	$1,401,219	$(1,185,390)	$219,135

The accompanying notes are an integral part of the condensed consolidated financial statements.

GROWOP TECHNOLOGY LTD.
CONDENSED STATEMENT OF CASH FLOWS

	(Unaudited)	Inception March 16, 2010 To
	September 30,2011	December 31,2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	$(605,404)	$(579,986)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	11,133	6,977
Stock issued for interest expense	12,500	-

Changes in operating assets and liabilities:
Accounts receivable	(33,284)	(4,722)
Inventory	(135,070)	(214,660)
Prepaid inventory	(270,078)	-
Notes receivable	(22,206)	(14,235)
Security deposits	-	(5,000)
Accounts payable	34,926	43,351
Due to officers	112,500	75,000
Net cash used in operations	(894,983)	(693,275)

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to property and equipment	(28,232)	(46,621)
Net cash used in investing activities	(28,232)	(46,621)

CASH FLOWS FROM FINANCING ACTIVITIES:
Advances from officers	-	53,792
Payments to officers	(10,000)	-
Proceeds from issuance of notes payable	250,000	100,000
Payments on notes payable	(100,000)	-
Proceeds from issuance of common stock and warrants	743,750	648,275
Net cash provided by financing activities	883,750	802,067

NET CHANGE IN CASH AND CASH EQUIVALENTS	(39,465)	62,171
CASH AND CASH EQUIVALENTS, beginning of period	62,171	-
CASH AND CASH EQUIVALENTS, end of period	$22,706	$62,171

The accompanying notes are an integral part of the condensed consolidated financial statements.

GROWOP TECHNOLOGY LTD.
CONDENSED STATEMENT OF CASH FLOWS

		Inception
		March 16, 2010
	(Unaudited)	To
	September 30,2011	December 31,2010
SUPPLEMENTAL DISCLOSURE FOR OPERATING ACTIVITES

Cash paid for interest	$-	$-

SUPPLEMENTAL DISCLOSURE FOR FINANCING ACTIVITIES

Common stock issued for interest	$12,500	$-

Warrant expense	$28,000	$-

The accompanying notes are an integral part of the condensed consolidated financial statements.

GROWOP TECHNOLOGY LTD.
NOTES TO CONDENSED FINANCIAL STATEMENTS

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

GrowOp Technology Ltd. “GrowOp” was incorporated in the State of Nevada on March 16, 2010 and is located in California.  GrowOp is a manufacturer of indoor farming by integrating the best of breed hydroponic equipment with proprietary technology to create sustainable solutions for the cultivation of indoor agriculture.  The products are utilized by Fortune 500 companies, horticulture enthusiasts, local urban farmers and green house growers.  The products can be purchased through specialty retailers throughout the United States and Europe.  GrowOp’s principal source of revenue is from sales of its hydroponic equipment.

The accompanying unaudited condensed financial statements include all of the accounts of GrowOp.  These condensed financial statements have been prepared in accordance with accounting principals generally accepted in the United States for financial information and with the instructions to Form S-1 and Regulation S-X.  In the opinion of management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation have been included.

Use of Estimates

The preparation of the financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Fair Value of Financial Instruments

The Company applies fair value accounting for all financial assets and liabilities and non-financial assets and liabilities that are recognized or disclosed at fair value in the financial statements on a recurring basis. The Company defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities, which are required to be recorded at fair value, the Company considers the principal or most advantageous market in which the Company would transact and the market-based risk measurements or assumptions that market participants would use in pricing the asset or liability, such as risks inherent in valuation techniques, transfer restrictions and credit risk. Fair value is estimated by applying the following hierarchy, which prioritizes the inputs used to measure fair value into three levels and bases the categorization within the hierarchy upon the lowest level of input that is available and significant to the fair value measurement:

Level 1 – Quoted prices in active markets for identical assets or liabilities.

Level 2 – Observable inputs other than quoted prices in active markets for identical assets and liabilities, quoted prices for identical or similar assets or liabilities in inactive markets, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

GROWOP TECHNOLOGY LTD.
NOTES TO CONDENSED FINANCIAL STATEMENTS

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, Continued

Level 3 – Inputs that are generally unobservable and typically reflect management’s estimate of assumptions that market participants would use in pricing the asset or liability.

The Company’s valuation techniques used to measure the fair value of money market funds and certain marketable equity securities were derived from quoted prices in active markets for identical assets or liabilities. The valuation techniques used to measure the fair value of all other financial instruments, all of which have counterparties with high credit ratings, were valued based on quoted market prices or model driven valuations using significant inputs derived from or corroborated by observable market data.

In accordance with the fair value accounting requirements, companies may choose to measure eligible financial instruments and certain other items at fair value. The Company has not elected the fair value option for any eligible financial instruments.

Accounts Receivable

The Company reviews all outstanding accounts receivable for collectability on a quarterly basis.  An allowance for doubtful accounts is recorded for any amounts deemed uncollectable.  The Company does not accrue interest receivable on past due accounts receivable.  There was no allowance at December 31, 2010 and September 30, 2011.

Prepaid Inventory

Prepaid inventory represents deposits made to foreign manufacturers for purchase orders of specific inventory.

Notes receivable

Notes receivable due from customers are unsecured loans which assist with the purchase of products.  The notes range from twelve to eighteen months and bear interest at the annual rates of 4% to 9%.  A corresponding reserve is established for any uncollectable interest.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation.  Depreciation is calculated using the straight-line method over the estimated useful lives of the assets: 3-8 years for machinery and equipment, leasehold improvements are amortized over the shorter of the estimated useful lives or the underlying lease term.  Repairs and maintenance expenditures which do not extend the useful lives of related assets are expensed as incurred.

Revenue Recognition

Revenue is recognized net of discounts, rebates, promotional adjustments, price adjustments and estimated returns and upon transfer of title and risk to the customer which occurs at shipping (F.O.B. terms).   Upon shipment, the Company has no further performance obligations and collection is reasonably assured as the majority of sales are paid for prior to shipping.

GROWOP TECHNOLOGY LTD.
NOTES TO CONDENSED FINANCIAL STATEMENTS

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, Continued

Cost of Goods Sold

During the period ended December 31, 2010 there were cost over runs incurred in the retro fitting of trailers.  These cost over runs caused the Company to have a negative gross margin.  Management decided to change the focus of the business in late 2010 to designing, manufacturing and selling hydroponic equipment where favorable gross margins are achieved.

Research and Development

Research and development costs are expensed as incurred.

Income Taxes

The Company provides for income taxes based on enacted tax law and statutory tax rates at which items of income and expenses are expected to be settled in the Company’s income tax return.  Certain items of revenue and expense are reported for Federal income tax purposes in different periods than for financial reporting purposes, thereby resulting in deferred income taxes.  Deferred taxes are also recognized for operating losses that are available to offset future taxable income.  Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.  The Company has incurred net operating losses for financial-reporting and tax-reporting purposes.  Accordingly, for Federal and state income tax purposes, the benefit for income taxes has been offset entirely by a valuation allowance against the related federal and state deferred tax asset for the nine months ended September 30, 2011, and for the period of inception, March 16, 2010 to December 31, 2010.

Loss Per Common Share

Net loss per share, in accordance with the provisions of ASC 260, “Earnings Per Share” is computed by dividing net loss by the weighted average number of shares of Common Stock outstanding during the period.  During a loss period, the effect of the potential exercise of stock options, warrants, convertible preferred stock and convertible debt are not considered in the diluted income (loss) per share calculation since the effect would be anti-dilutive.  The results of operations were a net loss for the nine months ended September 30, 2011 and for the period of inception, March 16, 2010 to December 31, 2010, therefore the basic and diluted weighted average common shares outstanding were the same.

GROWOP TECHNOLOGY LTD.
NOTES TO CONDENSED FINANCIAL STATEMENTS

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, Continued

Recent Accounting Pronouncements

In January 2010, FASB issued ASU No. 2010-01- Accounting for Distributions to Shareholders with Components of Stock and Cash. The amendments in this Update clarify that the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a potential limitation on the total amount of cash that all shareholders can elect to receive in the aggregate is considered a share issuance that is reflected in EPS prospectively and is not a stock dividend for purposes of applying Topics 505 and 260 (Equity and Earnings Per Share). The amendments in this update are effective for interim and annual periods ending on or after December 15, 2009, and should be applied on a retrospective basis. The adoption of this ASU did not have a material impact on our financial statements.

In January 2010, FASB issued ASU No. 2010-02 - Accounting and Reporting for Decreases in Ownership of a Subsidiary - a Scope Clarification. The amendments in this Update affect accounting and reporting by an entity that experiences a decrease in ownership in a subsidiary that is a business or nonprofit activity. The amendments also affect accounting and reporting by an entity that exchanges a group of assets that constitutes a business or nonprofit activity for an equity interest in another entity. The amendments in this update are effective beginning in the period that an entity adopts Non-controlling Interests in Consolidated Financial Statements. If an entity has previously adopted Non-controlling Interests in Consolidated Financial Statements as of the date the amendments in this update are included in the Accounting Standards Codification, the amendments in this update are effective beginning in the first interim or annual reporting period ending on or after December 15, 2009. The amendments in this update should be applied retrospectively to the first period that an entity adopted Non-controlling Interests in Consolidated Financial Statements. The adoption of this ASU did not have a material impact on our financial statements.

In January 2010, FASB issued ASU No. 2010-06 - Improving Disclosures about Fair Value Measurements. This update provides amendments to Subtopic 820-10 that requires new disclosure as follows: 1) Transfers in and out of Levels 1 and 2. A reporting entity should disclose separately the amounts of significant transfers in and out of Level 1 and Level 2 fair value measurements and describe the reasons for the transfers. 2) Activity in Level 3 fair value measurements. In the reconciliation for fair value measurements using significant unobservable inputs (Level 3), a reporting entity should present separately information about purchases, sales, issuances, and settlements (that is, on a gross basis rather than as one net number). This update provides amendments to Subtopic 820-10 that clarify existing disclosures as follows: 1) Level of disaggregation. A reporting entity should provide fair value measurement disclosures for each class of assets and liabilities. A class is often a subset of assets or liabilities within a line item in the statement of financial position. A reporting entity needs to use judgment in determining the appropriate classes of assets and liabilities. 2) Disclosures about inputs and valuation techniques. A reporting entity should provide disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements. Those disclosures are required for fair value measurements that fall in either Level 2 or Level 3. The new disclosures and clarifications of existing disclosures are effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements. These disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. The adoption of this ASU did not have a material impact on our financial statements.

GROWOP TECHNOLOGY LTD.
NOTES TO CONDENSED FINANCIAL STATEMENTS

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, Continued

In September 2009, the FASB issued Accounting Standards Update No. 2009-08 Earnings Per Share - Amendments to Section 260-10-S99, which represents technical corrections to topic 260-10-S99 Earnings per share, based on EITF Topic D-53 Computation of Earnings Per Share for a Period that includes a Redemption or an Induced Conversion of a Portion of a Class of Preferred Stock and EITF Topic D-42 The Effect of the Calculation of Earnings per Share for the Redemption or Induced Conversion of Preferred Stock. The adoption of this ASU did not have a material impact on our financial statements, results of operations or cash flows.

In August 2009, the FASB issued Accounting Standards Update No. 2009-05 Fair Value Measurement and Disclosures Topic 820 - Measuring Liabilities at Fair Value, which provides amendments to subtopic 820-10 Fair Value Measurements and Disclosures - Overall for the fair value measurement of liabilities. This update provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using one or more of the following techniques: 1. A valuation technique that uses: a) the quoted price of the identical liability when traded as an asset b) quoted prices for similar liabilities or similar liabilities when traded as assets. 2. Another valuation technique that is consistent with the principles of topic 820; two examples would be an income approach, such as a present value technique, or a market approach, such as a technique that is based on the amount at the measurement date that the reporting entity would pay to transfer the identical liability or would receive to enter into the identical liability. The amendments in this update also clarify that when estimating the fair value of a liability, a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents the transfer of the liability. The amendments in this update also clarify that both a quoted price in an active market for the identical liability when traded as an asset in an active market when no adjustments to the quoted price of the asset are required are Level 1 fair value measurements. The adoption of this ASU did not have a material impact on our financial statements, results of operations or cash flows.

In June 2009, the FASB issued standards that establish only two levels of U.S. generally accepted accounting principles (“GAAP”), authoritative and nonauthoritative. The FASB Accounting Standards Codification (the “Codification”) became the source of authoritative, nongovernmental GAAP, except for rules and interpretive releases of the Securities and Exchange Commission (“SEC”), which are sources of authoritative GAAP for SEC registrants. All other non-grandfathered, non-SEC accounting literature not included in the Codification became nonauthoritative. This standard is effective for financial statements for interim or annual reporting periods ending after September 15, 2009. We have begun to use the new guidelines and numbering system prescribed by the Codification when referring to GAAP. As the Codification was not intended to change or alter existing GAAP, it did not have a material impact on our financial statements.

In May 2009, the FASB issued standards that require management to evaluate subsequent events through the date the financial statements are either issued, or available to be issued. Companies are required to disclose the date through which subsequent events have been evaluated. This standard is effective for interim or annual financial periods ending after June 15, 2009. The Company evaluated its September 30, 2011 financial statements for subsequent events through December 19, 2011, the date the financial statements were available to be issued. Other than the events in Note 18, the Company is not aware of any subsequent events that would require recognition or disclosure in the financial statements.

GROWOP TECHNOLOGY LTD.
NOTES TO CONDENSED FINANCIAL STATEMENTS

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, Continued

In April 2009, the FASB issued standards that require disclosures about fair value of financial instruments for interim reporting periods of publicly traded companies as well as in annual financial statements. This standard also requires those disclosures in summarized financial information at interim reporting periods. This standard applies to all financial instruments within the scope of Statement 107 held by publicly traded companies, as defined by APB 28, and requires that a publicly traded company include disclosures about the fair value of its financial instruments whenever it issues summarized financial information for interim reporting periods. This standard is effective for interim reporting periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009. The adoption of this standard did not have a material impact on our financial statements, results of operations or cash flows.

In April 2009, the FASB issued standards that provide additional guidance for estimating fair value when the volume and level of activity for the asset or liability have significantly decreased and also includes guidance on identifying circumstances that indicate a transaction is not orderly for fair value measurements. This standard is effective for interim and annual periods ending after June 15, 2009. The adoption of this standard did not have a material impact on our financial statements, results of operations or cash flows.

2. GOING CONCERN

The Company’s future success is dependent upon its ability to achieve profitable operations and generate cash from operating activities, and upon additional financing.  Management believes they can raise the appropriate funds needed to support their business plan and develop an operating company which is cash flow positive.

However, the Company has incurred net losses for the nine months ended September 30, 2011 and for the period of inception, March 16, 2010 to December 31, 2010 and has accumulated a deficit of approximately $1.2 million at September 30, 2011. The Company has not been able to generate sufficient cash from operating activities to fund its ongoing operations. There is no guarantee that the Company will be able to generate enough revenue and/or raise capital to support its operations.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The condensed financial statements do not include any adjustments relating to the recoverability or classification of recorded assets and liabilities that might result should the Company be unable to continue as a going concern.

3.   CONCENTRATIONS OF BUSINESS AND CREDIT RISK

The Company maintains cash balances in several financial institutions which are insured by the Federal Deposit Insurance Corporation up to certain federal limitations.

The Company provides credit in the normal course of business to customers located throughout the U. S.  The Company performs ongoing credit evaluations of its customers and maintains allowances for doubtful accounts based on factors surrounding the credit risk of specific customers, historical trends, and other information.

GROWOP TECHNOLOGY LTD.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

4.  INVENTORIES

Inventories consist of finished goods for the Company’s product lines.  Cost-of-goods sold are calculated using the average costing method.  Inventory costs include direct materials, direct labor and cost of freight.  The Company reviews its inventory periodically to determine net realizable value and considers product upgrades in its periodic review of realizability.  The Company writes down inventory, if required, based on forecasted demand and technological obsolescence.  These factors are impacted by market and economic conditions, technology changes and new product introductions and require estimates that may include uncertain elements.   Inventories consist of the following:

	September 30,	December 31,
	2011	2010
Finished Goods	$349,730	$214,660

5. PROPERTY AND EQUIPMENT

Property and equipment at cost, less accumulated depreciation, at September 30, 2011 and December 31, 2010, consisted of the following:

	September 30,	December 31,
	2011	2010
Furniture	$34,421	$30,508
Equipment	30,032	5,977
Leasehold improvements	10,400	10,136
Subtotal	74,853	46,621
Less accumulated depreciation	(18,110)	(6,977)
Total	$56,743	$39,644

Depreciation expense related to property and equipment for the year ended December 31, 2010 and the nine month period ended September 30, 2011 was $6,977 and $11,133, respectively.

6.  ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consisted of the following:

	September 30,	December 31,
	2011	2010
Accounts payable	$26,241	$18,854
Customer deposits	-	5,000
Accrued independent contractors	-	6,274
Accrued interest	7,911	1,973
Accrued payroll taxes	28,125	11,250
Accrued professional fees	16,000	-
	$78,277	$43,351

GROWOP TECHNOLOGY LTD.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

7.  NOTE PAYABLE

Notes payable is as follows:

	September 30,	December 31,
	2011	2010
Senior secured promissory note dated December 13, 2010 issued to an accredited investor, maturing March 15, 2011, bearing interest at a rate of 40% per annum. Interest shall be paid in cash or common stock at the holders’ option.	$-	$100,000

Senior secured promissory note dated July 15, 2011, issued to an accredited investor, maturing July 15, 2012, bearing interest at a rate of 15% per annum. Interest shall be paid in cash or common stock at the holders’ option.	250,000	-
	$250,000	$100,000

The senior secured promissory notes are secured by shares of common stock.  The $100,000 note is secured by 100,000 shares of common stock and has accrued interest of $1,973 as of December 31, 2010.  The $250,000 note is secured by 250,000 shares of common stock and has accrued interest of $7,911 as of September 30, 2011.

8. INCOME TAXES

The provision for income taxes is as follows:

	September 30,	December 31,
Current income taxes:	2011	2010
Federal	$-	$-
State	800	-
Total current income taxes	800	-
Deferred income taxes	230,053	220,395
Change in valuation allowance	(230,053)	(220,395)
Provision for income taxes	$800	$-

The Company accounts for income taxes under ASC 740, Income Taxes.  Deferred income taxes are determined based upon differences between financial reporting and income tax bases of assets and liabilities and are measured using the enacted income tax rates and laws that will be in effect when the differences are expected to reverse.  The Company recognizes any interest and penalties related to unrecognized tax benefits as a component of income tax expense.

No current or deferred income taxes were recorded for the nine months ended September 30, 2011 or the year ended December 31, 2010, as the Company’s income tax benefits were fully offset by a corresponding increase to the valuation allowance against its net deferred income tax assets.

GROWOP TECHNOLOGY LTD.
NOTES TO CONDENSED FINANCIAL STATEMENTS

INCOME TAXES, Continued

The Company has incurred net operating losses (“NOLs”) since inception.  As of September 30, 2011 and December 31, 2010, the Company had NOL carry forwards of approximately $1,185,000 and $580,000, respectively, available to offset its future income tax liability.  The NOLs begin to expire in 2030.

As of September 30, 2011 and December 31, 2010, the Company had a deferred tax asset relating to the NOL carry forwards of approximately $450,000 and $220,000, respectively.  The Company has recorded a valuation allowance for all NOL carry forwards and all deferred tax assets.  The Tax Reform Act of 1986 utilization of existing NOL carry forwards may be limited in future years based on significant ownership changes.  The Company is in the process of analyzing its NOLs and has not determined if it has had any change of control issues that could limit the future use of NOL.

The following is a summary of the items that caused recorded income taxes to differ from taxes computed using the statutory federal income tax rate:

	September 30,	December 31,
	2011	2010
Statutory federal tax rate	34%	34%
State taxes, net of federal benefit	5	4
Nondeductible expenses	-	-
Valuation allowance	(38)	(38)
	1%	0%

9. CAPITAL STOCK

Preferred Stock

The Company has authorized 25 million shares of preferred stock with $0.001 par value, of which there were no issued and outstanding as of September 30, 2011 and December 31, 2010.

Common Stock

The Company has authorized 100 million shares of common stock with $0.001 par value, of which there were issued and outstanding 3,306,400 and 2,783,800 as of September 30, 2011 and December 31, 2010, respectively.

The Company issued 2,265,000 shares of common stock to the founders as of inception, March 16, 2010.

During the period of inception, March 16, 2010 through December 31, 2010 the Company completed private placements of 518,800 shares of common stock at a purchase price of $1.25 per share, pursuant to which the Company raised $648,275.  For each share of common stock issued, subscribers received warrants exercisable for the purchase of one share of common stock (in the aggregate, 518,800 shares) at an exercise price of $2.00 per share.  The warrants have a four-year term.

GROWOP TECHNOLOGY LTD.
NOTES TO CONDENSED FINANCIAL STATEMENTS

CAPITAL STOCK, Continued

During the period January 1, 2011 through July 31, 2011 the Company completed private placements of 412,600 shares of common stock at a purchase price of $1.25 per share, pursuant to which the Company raised $515,750.  For each share of common stock issued, subscribers received warrants exercisable for the purchase of one share of common stock (in the aggregate, 412,600 shares) at an exercise price of $2.00 per share.  The warrants have a four-year term.

In March, 2011 the Company issued 10,000 shares of common stock in consideration of interest due on a note payable.  The common stock was valued at $1.25 per share.

In August, 2011 the Company completed private placements of 100,000 shares of common stock at a purchase price of $2.00 per share, pursuant to which the Company raised $200,000.  For each share of common stock issued, subscribers received warrants exercisable for the purchase of one share of common stock (in the aggregate, 100,000 shares) at an exercise price of $2.75 per share.  The warrants have a four-year term and were valued based on the Black Scholes calculation in the amount of $28,000 which were expensed during the nine months ended September 30, 2011.

10. WARRANTS

The Company has the following shares of common stock reserved for the warrants outstanding as of September 30, 2011 and December 31, 2010:

	September 30, 2011		December 31, 2010
		Weighted		Weighted
		Average		Average
		Exercise		Exercise
	Shares	Price	Shares	Price
Warrants outstanding – beginning of year	518,800	$2.00	-	-
Warrants exercised	-	-	-	-
Warrants granted	512,600	2.15	518,800	$2.00
Warrants expired	-	-	-	-

Warrants outstanding – end of period	1,031,400	$2.07	518,800	$2.00

GROWOP TECHNOLOGY LTD.
NOTES TO CONDENSED FINANCIAL STATEMENTS

WARRANTS, Continued

The weighted exercise price and weighted fair value of the warrants granted by the Company as of September 30, 2011 and December 31, 2010, are as follows:

	September 30, 2011		December 31, 2010
	Weighted	Weighted
	Average	Weighted	Average	Weighted
	Exercise	Average	Exercise	Average
	Price	Fair Value	Price	Fair Value
Weighted average of warrants granted during the
year whose exercise price exceeded fair market
value at the date of grant	$2.15	$1.39	$2.00	$1.25

Weighted average of warrants granted during the
year whose exercise price was equal or lower than
fair market value at the date of grant	$-	$-	$-	$-

The following table summarizes information about fixed-price warrants outstanding:

Number	Average	Number
Range of	Outstanding at	Remaining	Weighted	Exercisable at	Weighted
Exercise	September 30,	Contractual	Average	December 31,	Average
Prices	2011	Life	Exercise Price	2010	Exercise Price

$2.00	931,400	36 Months	$2.00	518,800	$2.00
$2.75	100,000	47 Months	$2.75	-	-
	1,031,400			518,800

For the warrants issued from inception, March 16, 2010 through December 31, 2010, the Company valued the warrants utilizing the black schools method with the following inputs: stock price of $1.25, exercise price of $2.00, volatility of 0.00%, years 4, treasury bond rate 3.5% and dividend rate of 0%.

For the warrants issued for the period January 1, 2011 through July 31, 2011, the Company valued the warrants utilizing the black schools method with the following inputs: stock price of $1.25, exercise price of $2.00, volatility of 0.00%, years 4, treasury bond rate 3.5% and dividend rate of 0%.

For the warrants issued in August 2011, the Company valued the warrants utilizing the black schools method with the following inputs: stock price of $2.00, exercise price of $2.75, volatility of 38.88%, years 4, treasury bond rate 3.5% and dividend rate of 0%.

The warrant expense of $28,000 was based on the Black Scholes calculation which was expensed during the nine months ended September 30, 2011.

GROWOP TECHNOLOGY LTD.
NOTES TO CONDENSED FINANCIAL STATEMENTS

11.  OPERATING LEASE COMMITMENTS

The Company leases certain office and industrial warehouse space under an operating lease.

In November 2010 the Company entered into a sub-lease for 11,200 square feet of industrial warehouse space with approximately 43,600 square feet of land located in Oakland, California.  The sub-lease is for sixteen months commencing in December 2010.  The terms of the sub-lease provide for a rental fee of $5,000 per month.

The following is a schedule of future minimum rental payments required under operating leases that have initial or non-cancelable lease terms in excess of one year as of December 31, 2010:

Year Ending December 31,
2011	$60,000
2012	15,000
Total minimum payments required	$75,000

Net rent expense for the Company under operating leases for the year ended December 31, 2010 was $21,845.

12. LITIGATION AND CLAIMS

From time to time, the Company may be involved in various legal proceedings and claims arising in the ordinary course of business. The disposition of these additional matters, which may occur, individually or in the aggregate, is not expected to have a material adverse effect on the Company’s financial condition. However, depending on the amount and timing of such disposition, an unfavorable resolution of some or all of these matters could materially affect the future results of operations or cash flows in a particular period.

As of September 30, 2011 and December 31, 2010, there was no accrual recorded for any potential losses related to pending litigation.

13. RELATED PARTY TRANSACTIONS

Derek Peterson and Amy Almsteier, officers of the Company, have provided interest free loans since inception.  The officers advanced the Company $53,792 during the period of inception, March 16, 2010 through December 31, 2010.  During the period of inception, March 16, 2010 through December 31, 2010, the Company accrued $75,000 of compensation for the services provided by the officers.

The Company partially repaid $10,000 of the advance from the officers during the nine month period ended September 30, 2011.  During the nine month period ended September 30, 2011, the Company accrued an additional $112,500 of compensation for the services provided by the officers.

As of December 31, 2010 and September 30, 2011 the officers were owed $128,792 and $231,292, respectively.  It is the intent of the officers to convert the outstanding balances into preferred stock.